EXHIBIT 99.1

AutoZone 2nd Quarter EPS Increases 7.8% to $12.39; Same Store Sales Decrease 0.8%

MEMPHIS, Tenn., March 03, 2020 (GLOBE NEWSWIRE) -- AutoZone, Inc. (NYSE: AZO) today reported net sales of $2.5 billion for its second quarter (12 weeks) ended February 15, 2020, an increase of 2.6% from the second quarter of fiscal 2019 (12 weeks).  Domestic same store sales, or sales for stores open at least one year, decreased 0.8% for the quarter.

Operating profit increased 2.0% to $407.9 million. Net income for the quarter increased 1.6% over the same period last year to $299.3 million, while diluted earnings per share increased 7.8% to $12.39 per share from $11.49 per share in the year-ago quarter.

For the quarter, gross profit, as a percentage of sales, increased to 54.3% (versus 54.1% the same period last year) primarily driven by supply chain leverage. Operating expenses, as a percentage of sales, were 38.1% (versus 37.7% the same period last year), with deleverage primarily driven by domestic store payroll.

Under its share repurchase program, AutoZone repurchased 267 thousand shares of its common stock for $314.8 million during the second quarter, at an average price of $1,180 per share.  At the end of the second quarter, the Company had $962 million remaining under its current share repurchase authorization.

The Company’s inventory increased 7.0% over the same period last year, driven by new stores and increased product placement.  Inventory per store was $713 thousand versus $690 thousand last year and $694 thousand last quarter.  Net inventory, defined as merchandise inventories less accounts payable, on a per store basis, was a negative $41 thousand versus negative $58 thousand last year and negative $71 thousand last quarter.

“I would like to thank all AutoZoners across the enterprise for their strong focus on delivering an excellent and differentiated customer experience.  Our sales performance in our fiscal second quarter did not meet our plans or expectations.  We had particularly challenging sales in specific weather sensitive categories and geographies, indicating to us that the mild winter was a considerable headwind to our and our industry’s sales performance.  In light of the challenging sales environment, our team again delivered solid earnings, growing EBIT by 2.0% and EPS by 7.8%.  As we enter our seasonally strong second half of the year, we are optimistic about our prospects for the balance of the year.  We continue to make good progress on our strategic initiatives primarily focused on great service, further penetration of the Commercial market, enhanced inventory assortments, improved local market expanded parts availability and leveraging technology to improve customer interactions and make us more efficient.  We will continue to manage this business for the long-term and will invest capital using our disciplined approach all focused on delivering great service, terrific opportunities for our AutoZoners and ultimately strong returns for our investors while supporting the communities we serve,” said Bill Rhodes, Chairman, President and Chief Executive Officer.

During the quarter ended February 15, 2020, AutoZone opened 25 new stores in the U.S., two in Mexico and one in Brazil.  As of February 15, 2020, the Company had 5,815 stores in the U.S., 608 stores in Mexico and 38 stores in Brazil for a total store count of 6,461.

AutoZone is the leading retailer and a leading distributor of automotive replacement parts and accessories in the Americas.  Each store carries an extensive product line for cars, sport utility vehicles, vans and light trucks, including new and remanufactured automotive hard parts, maintenance items, accessories, and non-automotive products.  Many stores also have a commercial sales program that provides commercial credit and prompt delivery of parts and other products to local, regional and national repair garages, dealers, service stations, and public sector accounts. We also have commercial programs in stores in Mexico and Brazil.  AutoZone also sells the ALLDATA brand automotive diagnostic and repair software through www.alldata.com and www.alldatadiy.com. Additionally, we sell automotive hard parts, maintenance items, accessories, and non-automotive products through www.autozone.com and our commercial customers can make purchases through www.autozonepro.com. We also provide product information on our Duralast branded products through www.duralastparts.com. AutoZone does not derive revenue from automotive repair or installation services.

AutoZone will host a conference call this morning, Tuesday, March 3, 2020, beginning at 10:00 a.m. (EST) to discuss its second quarter results.  Investors may listen to the conference call live and review supporting slides on the AutoZone corporate website, www.autozone.com by clicking “Investor Relations,” located at the bottom of the page.  The call will also be available by dialing (210) 839-8923.  A replay of the call and slides will be available on AutoZone’s website.  In addition, a replay of the call will be available by dialing (203) 369-1211 through Friday, April 3, at 11:59 p.m. (EST).

This release includes certain financial information not derived in accordance with generally accepted accounting principles (“GAAP”).  These non-GAAP financial measures include adjustments to reflect return on invested capital, adjusted debt and adjusted debt to EBITDAR.  These calculations include adjustments for pension termination charges and deferred tax liabilities. The Company believes that the presentation of these non-GAAP measures provides information that is useful to investors as it indicates more clearly the Company’s comparative year-to-year operating results, but this information should not be considered a substitute for any measures derived in accordance with GAAP.  Management targets the Company’s capital structure in order to maintain its investment grade credit ratings and manages cash flows available for share repurchase by monitoring cash flows before share repurchases, as shown on the attached tables.  The Company believes this is important information for the management of its debt levels and share repurchases.  We have included a reconciliation of this additional information to the most comparable GAAP measures in the accompanying reconciliation tables.

Certain statements contained in this press release constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically use words such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “seek,” “may,” “could” and similar expressions. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: product demand; energy prices; weather; competition; credit market conditions; cash flows; access to available and feasible financing; future stock repurchases; the impact of recessionary conditions; consumer debt levels; changes in laws or regulations; war and the prospect of war, including terrorist activity; inflation; the ability to hire, train and retain qualified employees; construction delays; the compromising of confidentiality, availability or integrity of information, including cyber-attacks; historic growth rate sustainability; downgrade of our credit ratings; damages to our reputation; challenges in international markets; failure or interruption of our information technology systems; origin and raw material costs of suppliers; disruption in our supply chain, due to public health epidemics or otherwise; impact of tariffs; anticipated impact of new accounting standards; and business interruptions. Certain of these risks and uncertainties are discussed in more detail in the “Risk Factors” section contained in Item 1A under Part 1 of the Annual Report on Form 10-K for the year ended August 31, 2019, and these Risk Factors should be read carefully. Forward-looking statements are not guarantees of future performance and actual results, developments and business decisions may differ from those contemplated by such forward-looking statements, and events described above and in the “Risk Factors” could materially and adversely affect our business. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results may materially differ from anticipated results.

Contact Information:
Financial: Brian Campbell at (901) 495-7005, brian.campbell@autozone.com
Media: David McKinney at (901) 495-7951, david.mckinney@autozone.com

AutoZone's 2nd Quarter Highlights - Fiscal 2020
Condensed Consolidated Statements of Operations
2nd Quarter, FY2020
(in thousands, except per share data)

	GAAP Results
	12 Weeks Ended	12 Weeks Ended
	February 15, 2020	February 9, 2019

Net sales	$2,513,663	$2,450,568
Cost of sales	1,147,600	1,125,461
Gross profit	1,366,063	1,325,107
Operating, SG&A expenses	958,125	925,087
Operating profit (EBIT)	407,938	400,020
Interest expense, net	44,335	41,362
Income before taxes	363,603	358,658
Income taxes(1)	64,321	64,020
Net income	$299,282	$294,638
Net income per share:
Basic	$12.70	$11.71
Diluted	$12.39	$11.49
Weighted average shares outstanding:
Basic	23,570	25,166
Diluted	24,160	25,643

(1)The Company's effective tax rate was 17.7% for the twelve weeks ended February 15, 2020 and 17.8% for the comparable prior year period. The twelve weeks ended February 15, 2020 and the comparable prior year period include $15.0M and $14.0M in excess tax benefits from stock option exercises, respectively.

Year-To-Date 2nd Quarter, FY2020
(in thousands, except per share data)	GAAP Results
	24 Weeks Ended	24 Weeks Ended
	February 15, 2020	February 9, 2019

Net sales	$5,306,700	$5,092,302
Cost of sales	2,439,569	2,349,721
Gross profit	2,867,131	2,742,581
Operating, SG&A expenses	1,959,170	1,854,742
Operating profit (EBIT)	907,961	887,839
Interest expense, net	88,078	80,369
Income before taxes	819,883	807,470
Income taxes(2)	170,263	161,426
Net income	$649,620	$646,044
Net income per share:
Basic	$27.38	$25.44
Diluted	$26.70	$24.97
Weighted average shares outstanding:
Basic	23,722	25,397
Diluted	24,326	25,870

(2)The Company's effective tax rate was 20.8% for the twenty-four weeks ended February 15, 2020 and 20.0% for the comparable prior year period. The twenty-four weeks ended February 15, 2020 and the comparable prior year period include $16.5M and $25.2M in excess tax benefits from stock option exercises, respectively.

Selected Balance Sheet Information
(in thousands)
	February 15, 2020	February 9, 2019	August 31, 2019
Cash and cash equivalents	$152,970	$195,665	$176,300
Merchandise inventories	4,606,211	4,305,469	4,319,113
Current Assets	5,300,547	4,997,072	5,028,685
Property and equipment, net	4,476,426	4,269,923	4,398,751
Operating lease right-of-use assets	2,579,217	-	-
Total Assets	12,863,749	9,745,095	9,895,913
Accounts payable	4,869,914	4,669,568	4,864,912
Current Liabilities	5,779,560	5,334,303	5,512,141
Operating lease liabilities - long-term	2,494,840	-	-
Total debt	5,451,471	5,111,201	5,206,344
Stockholders' deficit	(1,711,119)	(1,594,362)	(1,713,851)
Working capital	(479,013)	(337,231)	(483,456)

AutoZone's 2nd Quarter Highlights - Fiscal 2020

Condensed Consolidated Statements of Operations

Adjusted Debt / EBITDAR
(in thousands, except adjusted debt to EBITDAR ratio)		Trailing 4 Quarters
		February 15, 2020	February 9, 2019
Net income		$1,620,797	$1,413,047
Add:	Pension termination charge before tax	-	130,263
Interest expense		192,513	176,667
Income tax expense		422,949	435,129
Adjusted EBIT		2,236,259	2,155,106

Add:	Depreciation and amortization	384,147	353,977
Rent expense(1)		339,117	317,228
Share-based expense		43,804	41,468
Adjusted EBITDAR		$3,003,327	$2,867,779

Debt		$5,451,471	$5,111,201
Financing Lease Liabilities		196,047	154,923
Add: rent x 6(1)		2,034,702	1,903,368
Adjusted debt		$7,682,220	$7,169,492

Adjusted debt to EBITDAR		2.6	2.5

Adjusted Return on Invested Capital (ROIC)
(in thousands, except ROIC)
		Trailing 4 Quarters
		February 15, 2020	February 9, 2019
Net income		$1,620,797	$1,413,047
Adjustments:
Pension termination charge before tax		-	130,263
Interest expense		192,513	176,667
Rent expense(1)		339,117	317,228
Tax effect(2)		(110,048)	(152,011)
Deferred tax liabilities, net of repatriation tax		-	(1,774)
Adjusted after-tax return		$2,042,379	$1,883,420

Average debt(3)		$5,241,651	$5,054,281
Average stockholders' deficit(3)		(1,676,987)	(1,493,097)
Add: Rent x 6(1)		2,034,702	1,903,368
Average financing lease liabilities(3)		178,416	156,840
Invested capital		$5,777,782	$5,621,392

Adjusted After-Tax ROIC		35.3%	33.5%

(1)Effective September 1, 2019, the Company adopted ASC 842, the new lease accounting standard that required the Company to recognize operating lease assets and liabilities on the balance sheet. The table below outlines the calculation of rent expense and reconciles rent expense to total lease cost, per ASC 842, the most directly comparable GAAP financial measure, for the twenty-four weeks ended February 15, 2020.

Total lease cost, per ASC 842, for the 24 weeks ended February 15, 2020			$190,390
Less:	Financing lease interest and amortization		(28,195)
Less:	Variable operating lease components, related to insurance and common area maintenance for the 24 weeks ended February 15, 2020		(11,444)

Rent expense for the 24 weeks ended February 15, 2020			150,751
Add:	Rent expense for the 29 weeks ended August 31, 2019, as previously reported prior to the adoption of ASC 842		188,366
Rent expense for the 53 weeks ended February 15, 2020			$339,117

(2)Effective tax rate over trailing four quarters ended February 15, 2020 is 20.7%. Effective tax rate over the trailing four quarters ended February 9, 2019 is 28.1% for pension termination and 23.5% for interest and rent expense.
(3)All averages are computed based on trailing 5 quarter balances.

Other Selected Financial Information
(in thousands)
		February 15, 2020	February 9, 2019

Cumulative share repurchases ($ since fiscal 1998)		$22,188,053	$20,265,408
Remaining share repurchase authorization ($)		961,947	634,592

Cumulative share repurchases (shares since fiscal 1998)		147,540	145,764

Shares outstanding, end of quarter		23,488	24,958

		12 Weeks Ended	12 Weeks Ended	24 Weeks Ended	24 Weeks Ended
		February 15, 2020	February 9, 2019	February 15, 2020	February 9, 2020

Depreciation and amortization		$90,671	$83,778	$180,420	$166,230

Capital spending		89,156	97,664	190,563	195,832

AutoZone's 2nd Quarter Highlights - Fiscal 2020
Selected Operating Highlights
Condensed Consolidated Statements of Operations

Store Count & Square Footage

12 Weeks Ended	12 Weeks Ended	24 Weeks Ended	24 Weeks Ended
February 15, 2020	February 9, 2019	February 15, 2020	February 9, 2019
Domestic:
Store count:
Beginning stores	5,790	5,631	5,772	5,618
Stores opened	25	20	43	33
Ending domestic stores	5,815	5,651	5,815	5,651

Relocated stores	-	-	-	1

Stores with commercial programs	4,942	4,788	4,942	4,788

Square footage (in thousands)	38,077	36,970	38,077	36,970

Mexico stores:
Beginning stores	606	567	604	564
Stores opened	2	1	4	4
Ending Mexico stores	608	568	608	568

Brazil stores:
Beginning stores	37	20	35	20
Stores opened	1	2	3	2
Ending Brazil stores	38	22	38	22

Total stores	6,461	6,241	6,461	6,241

Square footage (in thousands)	42,885	41,335	42,885	41,335
Square footage per store	6,638	6,623	6,638	6,623

Sales Statistics
($ in thousands, except sales per average square foot)
12 Weeks Ended	12 Weeks Ended	Trailing 4 Quarters	Trailing 4 Quarters
Total AutoZone Stores (Domestic, Mexico and Brazil)	February 15, 2020	February 9, 2019	February 15, 2020	February 9, 2019
Sales per average store	$382	$386	$1,867	$1,801
Sales per average square foot	$58	$58	$282	$272

Total Auto Parts (Domestic, Mexico and Brazil)
Total auto parts sales	$2,464,988	$2,402,833	$11,857,188	$11,106,071	(1)
% Increase vs. LY	2.6%	3.1%	(1)	6.8%	3.1%

Domestic Commercial
Total domestic commercial sales	$556,924	$514,598	$2,679,732	$2,328,527
% Increase vs. LY	8.2%	12.9%	15.1%	9.9%

All Other (ALLDATA)
All other sales	$48,675	$47,735	$220,953	$205,151	(2)
% Increase vs. LY	2.0%	(41.4%)	(2)	7.7%	(43.6%)

(1)	Results include IMC, which was sold during the third quarter of fiscal 2018 (effective April 4, 2018).
(2)	Results include AutoAnything, which was sold during the third quarter of fiscal 2018 (effective February 26, 2018).

12 Weeks Ended	12 Weeks Ended	24 Weeks Ended	24 Weeks Ended
February 15, 2020	February 9, 2019	February 15, 2020	February 9, 2019
Domestic same store sales	(0.8%)	2.6%	1.4%	2.7%

Inventory Statistics (Total Stores)
as of	as of
February 15, 2020	February 9, 2019
Accounts payable/inventory	105.7%	108.5%

($ in thousands)
Inventory	$4,606,211	$4,305,469
Inventory per store	713	690
Net inventory (net of payables)	(263,703)	(364,099)
Net inventory / per store	(41)	(58)

Trailing 5 Quarters
February 15, 2020	February 9, 2019
Inventory turns	1.3	x	1.3	x